Exhibit 99.1

7961 SHAFFER PARKWAY SUITE 5 LITTLETON, COLORADO 80127 TELEPHONE (720) 981-1185 FAX (720) 981-1186

Trading Symbol: VGZ

Toronto and American Stock Exchanges

NEWS

Vista Gold Corp. Announces Appointment of President and Chief Operating Officer

Denver, Colorado, August 1, 2007 - Vista Gold Corp. (TSX & AMEX: VGZ) is pleased to announce the promotion of Mr. Frederick H. Earnest to President and Chief Operating Officer effective August 1, 2007.  Mr. Earnest and Gregory G. Marlier, Chief Financial Officer, will continue reporting to Mike Richings, Chief Executive Officer. Mr. Richings, who prior to the promotion of Mr. Earnest, also held the title of President, will focus his efforts on corporate planning and strategy. Mr. Earnest joined Vista in September 2006 as Senior Vice President, Project Development, and has over 20 years previous experience in the mining industry, including the management of the development and operation of gold mines. The management change reflects Vista’s increasing emphasis on the development of its most advanced gold projects: Paredones Amarillos, Mt. Todd and Yellow Pine.

Mike Richings, Vista CEO, commented, “Since joining Vista, Fred has demonstrated excellent management and executive skills, appropriate to his new position. The increasing management demands of developing three major projects necessitate the change and will allow me to focus on potential growth and value-adding opportunities for the Corporation.”

About Vista Gold Corp.

Since 2001, Vista has acquired a number of discovered gold projects with the expectation that higher gold prices would significantly increase their value. As gold prices have risen, Vista has completed various preliminary evaluations that have demonstrated that some of the projects would be potentially viable operations at today’s gold prices. Currently, Vista is undertaking technical programs to bring the most advanced projects to the point where decisions can be made to put these projects into production, either by Vista, or through sale or joint venture to other mining companies. Vista’s holdings include the Paredones Amarillos and Guadalupe de los Reyes Projects in Mexico, Mt. Todd Project in Australia, Yellow Pine Project in Idaho, Awak Mas Project in Indonesia, Long Valley Project in California, and the Amayapampa Project in Bolivia.

This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933 and U.S. Securities Exchange Act of 1934.  All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Vista expects or anticipates will or may occur in the future, including such things as future business strategy, competitive strengths, goals, operations, plans, potential project development, future share price and valuation, future gold prices, Vista’s potential status as a producer, and other such matters are forward-looking statements.  When used in this press release, the words “estimate”, “plan”, “anticipate”, “expect”, “intend”, “believe” and similar expressions are intended to identify forward-looking statements.  These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Vista to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Such factors include, among others, risks that Vista’s acquisition, exploration and property advancement efforts will not be successful; risks relating to fluctuations in the price of gold; the inherently hazardous nature of mining-related activities; uncertainties concerning reserve and resource estimates; potential effects on Vista’s operations of environmental regulations in the countries in which it operates; risks due to legal proceedings; risks relating to political and economic instability in certain countries in which it operates; and uncertainty of being able to raise capital on favorable terms or at all; as well as those factors discussed in Vista’s latest Annual Report on Form 10-K and Quarterly Report on Form 10-Q and other documents filed with the U.S. Securities and Exchange Commission.  Although Vista has attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended.  There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements.  Vista assumes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

For further information, please contact Connie Martinez at (720) 981-1185, or visit the Vista Gold Corp. website at www.vistagold.com